Exhibit 5


                       PORTER, WRIGHT, MORRIS & ARTHUR LLP
                                41 S. High Street
                              Columbus, Ohio 43215
                            Telephone: (614) 227-2000
                            Facsimile: (614) 227-2100

                                January 22, 2001


Techdyne, Inc.
2230 West 77th Street
Hialeah, Florida  33016

Gentlemen:

         With respect to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Techdyne, Inc. (the "Company") under the Securities Act of 1933, as amended, relating to the registration of 496,000 shares of the Company's common stock, $.01 par value (the "Shares"), including 266,000 shares issuable upon the exercise of options (the "Option Shares"), under the Company's 1997 Stock Option Plan (the "Plan") we advise you as follows:

         We are counsel for the Company and have participated in the preparation of the Registration Statement. In connection with this opinion, we have examined such corporate records, documents, and other instruments of the Company as we have deemed necessary.

         Based upon the foregoing, we are of the opinion that the Option Shares are duly authorized and reserved for issuance under the Plan, and assuming that on the date of exercise of the options, the Option Shares (a) remain validly authorized, and (b) are issued and paid for in accordance with the provisions of the Plan, then upon compliance with the Securities Act of 1933, as amended, and with applicable securities or "blue sky" laws, the Option Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                       Very truly yours,

                                       /s/ Porter, Wright, Morris & Arthur LLP

                                       PORTER, WRIGHT, MORRIS & ARTHUR LLP